Exhibit 10.2

EARTHSTONE ENERGY, INC.

EMPLOYEE SEVERANCE COMPENSATION PLAN
and
Summary Plan Description

ARTICLE I
INTRODUCTION

The Board of Directors of Earthstone Energy, Inc. recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists.  This possibility, and the uncertainty it creates with employees, may be detrimental to the Company and its stockholders if employees are distracted and/or leave the Company.

The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its stockholders.  The Board also believes that when a Change in Control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from employees regarding the best interests of the Company and its stockholders without concern that the employees might be distracted or concerned by their personal uncertainties and risks created by the perception of an imminent or occurring Change in Control.

In addition, the Board believes that it is consistent with the Company’s employment practices and policies and in the best interests of the Company and its stockholders to compensate its employees whose employment terminates in connection with or following a Change in Control.

Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the employees’ continued employment and attention and dedication to duty, and to seek to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a Change in Control.

In order to fulfill the above purposes, the Board hereby adopts this Earthstone Energy, Inc. Employee Severance Compensation Plan, to be effective as of May 13, 2014 (the “Effective Date”).

ARTICLE II
ESTABLISHMENT OF PLAN

As of the Effective Date, the Company hereby adopts its severance compensation plan known as the Earthstone Energy, Inc. Employee Severance Compensation Plan, as set forth in this document.  This document shall also serve as the Summary Plan Description for the Plan.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

ARTICLE III
DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

(a) Affiliate.  Any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Section 409A of the Code, or any entity otherwise designated as an Affiliate by the Company.

(b) Annual Base Salary.

(i) for any Participant who is a full-time employee on the date of the Change in Control, the greater of (A) the Participant’s annual base salary in effect on the date of the Change in Control, or (B) the Participant’s annual base salary in effect on the Date of Termination (assuming full-time employment).  In the event the Participant is paid on an hourly basis, the annual base salary on the relevant date shall be the product of the Participant’s hourly rate of pay on such date, multiplied by 2,080.

(ii)  for any Participant who is a part-time employee on the Date of Termination, the greater of (A) the Participant’s annual base salary in effect on the date of the Change in Control (taking into account the Participant’s normal part-time schedule on such date), or (B) the Participant’s annual base salary in effect on the Date of Termination (taking into account the Participant’s normal part-time or full-time work schedule on such date).  In the event the Participant is paid on an hourly basis, the annual base salary on the relevant date shall be the product of the Participant’s hourly rate of pay on such date, multiplied by the number of hours worked by the Participant per year based on the Participant’s normal part-time or full-time work schedule on such date.

(c) Board.  The Board of Directors of the Company.

(d) Cause.  Cause shall mean:

(i) conviction of a felony or a crime involving fraud or moral turpitude; or

(ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Employee’s ability to perform appropriate employment duties for the Company; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Company or any successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement, if any; or

(iv) gross negligence or willful misconduct in the performance of Employee’s assigned duties.

Cause shall not include mere unsatisfactory performance in the achievement of Employee’s job objectives.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

(e) Change in Control.  A Change in Control of the Company shall be deemed to have occurred if (i) any individual, entity, or group(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, as of the Effective Date, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated  the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.  In addition, if a Change in Control constitutes a payment event with respect to any payment under the Plan which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clauses (i), (ii), (iii) and (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) before any such payment can be made.

(f) Code.  The Internal Revenue Code of 1986, as amended from time to time.

(g) Company.  Earthstone Energy, Inc. and any successor to such entity.

(h) Date of Termination.  The date on which a Participant ceases to be an Employee of an Employer as a result of a Separation from Service.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

(i) Disability.  A physical or mental illness, injury, or condition that prevents Employee from performing substantially all of Employee’s duties associated with Employee’s position or title with the Company for at least 90 days in a 12-month period.

(j) Eligible Employee.  Any employee of any Employer.

(k) Employer.  The Company and any Affiliate that participates in the Plan pursuant to Article IX hereof.

(l) ERISA.  The Employee Retirement Income Security Act of 1974, as amended from time to time.

(m) Good Reason.  Good Reason, with respect to a Participant’s Separation from Service, means, unless otherwise specified by the Board in writing, any of the following events or conditions that occur without the Participant’s written consent, and that remain in effect after notice has been provided by the Participant to the Company of such event or condition and the expiration of a 30 day cure period: (i) a material reduction in the Participant’s base compensation; (ii) a material diminution in the Participant’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which the Participant performs services; or (iv) the Company’s breach of Article IX hereof.  In the case of a Participant’s allegation of Good Reason, (1) Participant shall provide written notice to the Company of the event alleged to constitute Good Reason within 30 days after the initial occurrence of such event, and (2) the Company shall have the opportunity to remedy the alleged Good Reason event within 30 days from receipt of notice of such allegation.

(n) Participant.  An individual who is designated as such pursuant to Section 4.1.

(o) Plan.  The Earthstone Energy, Inc. Employee Severance Compensation Plan, as set forth in this document.

(p) Plan Administrator.  The Company.

(q) Separation Benefits.  The benefits described in Article VI that are provided to qualifying Participants under the Plan.

(r) Separation from Service.  A Participant’s termination or deemed termination from employment with the Employer.  For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with his Employer under an applicable statute or by contract.  For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.  If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six-month period.  For purposes of this Plan, a Separation from Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (i) the Participant and Employer reasonably anticipate the Participant will perform no further services for the Company or an Affiliate (whether as an employee or an independent contractor), or (ii) that the level of bona fide services the Participant will perform for the Company or any Affiliate (whether as an employee or independent contractor) will permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36- month period or, if the Participant has been providing services to the Company or an Affiliate for less than 36 months, the full period over which the Participant has rendered services, whether as an employee or independent contractor.  The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treasury Regulation section 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

(s) Weekly Base Salary.  The Employee’s Annual Base Salary divided by fifty-two (52).

(t) Year.  The calendar year, unless otherwise specified.

(u) Years of Service Calculation.  The number of weeks for which an Eligible Employee is entitled to receive such Employee’s Weekly Base Salary pursuant to Section 6.2, which number shall be equal to the sum of (i) seventeen (17), plus (ii) the product of (A) three (3), times (B) the number of full consecutive years such Employee has been employed by the Company as of the Date of Termination; provided, that in no event will the Years of Service Calculation exceed fifty-two (52) weeks.

ARTICLE IV
ELIGIBILITY

4.1 Participation.  The Board shall, in its sole discretion, select from the group of Eligible Employees those individuals who may participate in the Plan.  Any Eligible Employee selected for participation shall become a Participant upon written notification by the Board (or its designee) to such Eligible Employee of his or her participation in the Plan.

4.2 Duration of Participation.

(a) Prior to the time that the Board knows or should know that a Change in Control is under consideration, is being negotiated or is otherwise contemplated, a Participant shall continue to participate in the Plan at the sole discretion of the Board, which may terminate the individual’s participation in the Plan for any reason.  A Participant shall automatically cease participation in the Plan when he ceases to be an Eligible Employee of any Employer prior to a Change in Control.

(b) On and after a Change in Control, a Participant shall cease to be a Participant in the Plan if he ceases to be an Eligible Employee of any Employer and is not entitled to payment of a Separation Benefit or any other benefits under the Plan.  A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

ARTICLE V
ENTITLEMENT TO BENEFITS

5.1 Separations from Service That Give Rise to Separation Benefits Under This Plan.  A Participant shall be entitled to Separation Benefits as set forth in Article VI below if, at any time following a Change in Control and prior to the first anniversary of the Change in Control, the Participant incurs a Separation from Service from an Employer that is (a) initiated by the Participant’s Employer for any reason other than Cause, death or Disability, or (b) initiated by the Participant for Good Reason within 90 days following the expiration of the cure period afforded the Company to rectify the condition giving rise to Good Reason.

5.2 Eligibility for Equity Incentive Benefits.  All Participants at the time of a Change in Control shall be eligible to receive the equity incentive benefits provided in Article VII.

ARTICLE VI
SEPARATION BENEFITS

6.1 Separation Benefits; General.  If a Participant’s employment is terminated in circumstances entitling the participant to Separation Benefits pursuant to Section 5.1, the Company shall provide to such Participant the cash payments set forth in Section 6.2 below.

6.2 Cash Severance.  Participants shall be eligible for cash severance equal to the aggregate of the following amounts:

(a) The Employer shall pay to Employee a cash severance payment equal to (i) the Employee’s Weekly Base Salary, multiplied by (ii) the Employee’s Years of Service Calculation, to be paid out in equal installments over a period of weeks equal to such Employee’s Years of Service Calculation, according to the Employer’s regular payroll schedule, and commencing on the first regularly scheduled payroll date following the Date of Termination; and

(b) Provided the Employee timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Employer shall pay for nine (9) months following the Date of Termination (or such shorter period as Employee is entitled to COBRA continuation coverage under the terms of the Company’s insurance policies or plans) 100% of the premiums for the coverage elected by Employee.

6.3 Code Section 409A; Specified Employees.

(a) Subject to Section 6.3(b) hereof, to the extent permitted under Code Section 409A, any separate payment or benefit under this Plan or otherwise shall not be deemed “nonqualified deferred compensation” subject to Code Section 409A, to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Code Section 409A.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

(b) Notwithstanding anything to the contrary in this Plan, no compensation or benefits shall be paid to a Participant during the six-month period following his or her Date of Termination to the extent that the Company determines that the Participant is a “specified employee” as of the Date of Termination and that paying such amounts at the time or times indicated in this Plan would be a prohibited distribution under Code Section 409A(a)(2)(B)(i).  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without being subject to additional taxes, including as a result of the Participant’s death), the Company shall pay to the Participant a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period.

(c) To the extent that any payments or reimbursements provided to the Participant under Sections 11.7 are deemed to constitute compensation to the Participant, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred.  The amount of any payments or expense reimbursements that constitute compensation in one year shall not affect the amount of payments or expense reimbursements constituting compensation that are eligible for payment or reimbursement in any subsequent year, and the Participant’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

6.4 Withholding. All payments to the Participant in accordance with the provisions of this Plan shall be subject to applicable withholding of local, state, Federal and foreign taxes, as determined in the sole discretion of the Company.

ARTICLE VII
EQUITY INCENTIVE BENEFITS

All of a Participant’s restricted stock awards (as defined in the Company’s 2011 Equity Compensation Plan) then held by the Participant, shall vest in full immediately prior to a Change in Control.

ARTICLE VIII
PARTICIPATING EMPLOYERS

Any Affiliate of the Company may become a participating Employer in the Plan following approval by the Company.  The provisions of the Plan shall be fully applicable to the Employees of any such Affiliate who are Participants pursuant to Section 4.1.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

ARTICLE IX
SUCCESSOR TO COMPANY

This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

The term “Company,” as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

ARTICLE X
DURATION, AMENDMENT AND TERMINATION

10.1 Duration.  If a Change in Control has not occurred, this Plan shall continue indefinitely unless and until terminated by the Board pursuant to Section 10.2, below.  If a Change in Control occurs while this Plan is in effect, the Plan shall continue in full force and effect for one year following such Change in Control, and shall then automatically terminate; provided, however, that all Participants who become entitled to any payments hereunder shall continue to receive such payments notwithstanding any termination of the Plan.

10.2 Amendment or Termination.  The Board may amend or terminate this Plan for any reason prior to a Change in Control except that the Plan shall not be terminated or amended to reduce any benefits provided under the Plan at a time when the Board knows or should know that a Change in Control is under consideration, is being negotiated or is otherwise contemplated.  In the event of a Change in Control, this Plan shall automatically terminate as set forth in Section 10.1 but may not be amended or prematurely terminated.

10.3 Procedure for Extension, Amendment or Termination.  Any amendment or termination of this Plan by the Board in accordance with the foregoing shall be made by action of the Board in accordance with the Company’s certificate of incorporation and by-laws and applicable law.

ARTICLE XI
MISCELLANEOUS

11.1 Full Settlement.  The Company’s obligation to make the payments provided for under this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against a Participant or others.  In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not the Participant obtains other employment.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

11.2 Employment Status.  This Plan does not constitute a contract of employment or impose on the Participant or the Participant’s Employer any obligation for the Participant to remain an Employee or change the status of the Participant’s employment or the policies of the Participant’s Employer regarding termination of employment.

11.3 Confidential Information.  Each Participant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to an Employer, and their respective businesses, which shall have been obtained by the Participant during the Participant’s employment by the Participant’s Employer and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Plan).  After termination of a Participant’s employment with the Company or other Employer, the Participant shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.  In no event shall an asserted violation of the provisions of this Section 11.3 constitute a basis for deferring or withholding any amounts otherwise payable under this Plan.

11.4 Named Fiduciary; Administration. The Company is the named fiduciary and Plan Administrator of the Plan, and shall administer the Plan, acting through the Company’s Compensation Committee.  The Plan Administrator shall have full and complete discretionary authority to administer, construe, and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment, and to make all other determinations deemed necessary or advisable for the Plan.  The Plan Administrator shall review and determine all claims for benefits under this Plan.

11.5 Claim Procedure.

(a) Filing a Claim.  All claims and inquiries concerning benefits under the Plan must be submitted to the Plan Administrator in writing.  The claimant may submit written comments, documents, records or any other information relating to the claim.  Furthermore, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.  If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Company shall treat it as a claim for benefits.

(b) Review of Claims; Claims Denial.  The Plan Administrator shall initially deny or approve all claims for benefits under the Plan.  If any claim for benefits is denied in whole or in part, the Plan Administrator shall notify the claimant in writing of such denial and shall advise the claimant of his right to a review thereof.  Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which such denial is based, a description of any information or material necessary for the claimant to perfect his claim, an explanation of why such material is necessary and an explanation of the Plan’s review procedure, and the time limits applicable to such procedures.  Furthermore, the notification shall include a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.  Such written notice shall be given to the claimant within a reasonable period of time, which normally shall not exceed 90 days, after the claim is received by the Plan Administrator.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

(c) Appeals.  Any claimant or his duly authorized representative, whose claim for benefits is denied in whole or in part, may appeal such denial by submitting to the Plan Administrator a request for a review of the claim within 60 days after receiving written notice of such denial from the Plan Administrator.  The Plan Administrator shall give the claimant upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim of the claimant, in preparing his request for review.  The request for review must be in writing.  The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof, and any other matters which the claimant deems pertinent.  The Plan Administrator may require the claimant to submit such additional facts, documents, or other materials as the Plan Administrator may deem necessary or appropriate in making its review.

(d) Review of Appeals.  The Plan Administrator shall act upon each request for review within 60 days after receipt thereof.  The review on appeal shall consider all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether this information was submitted or considered in the initial benefit determination.

(e) Decision on Appeals.  The Plan Administrator shall give written notice of its decision to the claimant.   If the Plan Administrator confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, and specific references to the Plan provisions on which the decision is based.  The notice shall also contain a statement that the claimant is entitled to receive upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  Information is relevant to a claim if it was relied upon in making the benefit determination or was submitted, considered or generated in the course of making the benefit determination, whether it was relied upon or not.  The notice shall also contain a statement of the claimant’s right to bring an action under ERISA Section 502(a).  If the Plan Administrator has not rendered a decision on a request for review within 60 days after receipt of the request for review, the claimant’s claim shall be deemed to have been approved.  The Plan Administrator’s decision shall be final and not subject to further review within the Company.  There are no voluntary appeals procedures after appellate review by the Plan Administrator.

(f) Determination of Time Periods.  If the day on which any of the foregoing time periods is to end is a Saturday, Sunday or holiday recognized by the Company, the period shall extend until the next following business day.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

11.6 Unfunded Plan Status.  All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment.  No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan.  Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan.

11.7 Attorney Fees; Interest.  The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant, or others of the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.  The foregoing right to legal fees and expenses shall not apply to any contest brought by a Participant (or other party seeking payment under the Plan) that is found by a court of competent jurisdiction to be frivolous or vexatious.

11.8 Code Section 409A Savings Clause.  The payments and benefits provided hereunder are intended to be exempt from or compliant with the requirements of Section 409A of the Code.  Notwithstanding any provision of this Plan to the contrary, in the event that the Company reasonably determines that any payments or benefits hereunder are not either exempt from or compliant with the requirements of Section 409A of the Code, the Company shall have the right to adopt such amendments to this Plan or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, (ii) to preserve the economic benefits with respect to such payments and benefits, and (iii) to exempt such payments and benefits from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 11.8 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Participant for any failure to do so.

11.9 Validity and Severability.  The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 Governing Law.  The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Colorado without reference to principles of conflict of law, except to the extent pre-empted by Federal law.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

I hereby certify that this Earthstone Energy, Inc. Employee Severance Compensation Plan was duly adopted by the Board of Directors of Earthstone Energy, Inc. on May 13, 2014.

Executed on this 13th day of May, 2014.

By: /s/ Ray Singleton
Ray Singleton, President and Chief Executive Officer

Earthstone Energy, Inc.
Employee Severance Compensation Plan

SUMMARY PLAN DESCRIPTION PROVISIONS

Statement of ERISA Rights.

If you are a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (“ERISA”).  ERISA provides that all Plan participants shall be entitled to:

Receive Information About Your Plan and Benefits.  Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, including a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series) and updated summary plan description.  The Plan Administrator may make a reasonable charge for the copies.

Prudent Actions by Plan Fiduciaries.  In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.  The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.  No one, including the Company or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit that the employer has promised you in writing under this Plan or exercising your rights under ERISA.

Enforce Your Rights.  If your Plan eligibility or your benefit claim is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court.   In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.  If you have been selected as the recipient of benefits under this Plan and you have a claim for those benefits which is denied or ignored, in whole or in part, you may file suit in a State or Federal court.  If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Earthstone Energy, Inc.
Employee Severance Compensation Plan

Assistance With Your Questions.  If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefit Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or on the World Wide Web (http://askebsa.dol.gov/).

Other Important Facts

1.	Plan Name:

Earthstone Energy Employee Severance Compensation Plan

2.	Plan Year:

The Plan Year is the calendar year.

3.	Name and Address of Plan Sponsor and Plan Administrator:

Earthstone Energy, Inc.
633 17th Street
Suite 1900
Denver, Colorado 80202

4.	Type of Plan:

The Plan is a severance plan and is a welfare plan under ERISA.  It is unfunded.  Benefits under the Plan are paid from the Company’s general assets.

5.	Plan Numbers:

The Plan Number is 50[2].

6.	Employer Identification Number of the Company, the Plan Sponsor, is:

84-0592823

7.	Agent for Legal Process:

Services of legal process may be made upon the Plan Administrator.

Earthstone Energy, Inc.
Employee Severance Compensation Plan